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                                                                   EXHIBIT 10.64

Current Asset Management Group
Heller Financial, Inc.
505 North Brand Boulevard
Glendale, California 91203-1903
818 409 8600
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HELLER FINANCIAL
June 30, 1997


Jalate, Ltd.
1675 S. Alameda Street
Los Angeles, CA 90021

RE:      Revolving Loan Agreement

Gentlemen:

We refer to each of the following agreements between JALATE, LTD. ("Client") and HELLER FINANCIAL, INC. ("Heller"), each as amended from time to time (the "Factoring Documents"): that certain Collection Date Factoring Agreement of even date herewith (the "Factoring Agreement") and any other documents and agreements between Client and Heller. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Factoring Agreement.

This Revolving Loan Agreement (this "Agreement") shall confirm the agreement between Heller and Client that, subject to the terms of this Agreement and in reliance upon the representations and warranties set forth herein, Heller may, upon Client's request and in Heller's sole discretion, make loans to Client on a revolving credit basis ("Revolving Loans") in an outstanding aggregate amount of up to the amounts set forth below during the periods set forth below (the "Maximum Revolving Loan").

        PERIOD                                    MAXIMUM REVOLVING LOAN
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Effective Date through                       The lesser of:
September 30, 1997
                                             (i) $2,500,000 in excess of the
                                             amount equal to ninety percent
                                             (90%) of the Purchase Price of
                                             outstanding Accounts purchased by
                                             Heller pursuant to the Factoring
                                             Agreement or

                                             (ii) $2,000,000 in excess of the
                                             amount equal to one hundred percent
                                             (100%) of the Purchase Price of
                                             outstanding Accounts purchased by
                                             Heller pursuant to the Factoring
                                             Agreement

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HELLER FINANCIAL



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October 1, 1997 and thereafter               The lesser of:

                                             (i) $2,000,000 in excess of the
                                             amount equal to ninety percent
                                             (90%) of the Purchase Price of
                                             outstanding Accounts purchased by
                                             Heller pursuant to the Factoring
                                             Agreement or

                                             (ii) $1,500,000 in excess of the
                                             amount equal to one hundred percent
                                             (100%) of the Purchase Price of
                                             outstanding Accounts purchased by
                                             Heller pursuant to the Factoring
                                             Agreement
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Amounts borrowed under this Agreement may be repaid and reborrowed at any time, as set forth in the above table, provided that this Agreement has not been terminated as provided herein or in the Factoring Agreement.

If at any time during the term of this Agreement the aggregate outstanding amount of Revolving Loans exceeds the Maximum Revolving Loan, then Client shall immediately pay to Heller, or Heller may charge Client's account with, such amount as may be necessary to eliminate such excess.

During the term of this Agreement, upon the request of Heller, in its sole discretion, Client shall promptly provide to Heller the projected income statement, balance sheet and statement of cash flows of Client for the forthcoming ninety (90) day period from the date of such a request.

In order to induce Heller to make Revolving Loans, Client represents and warrants to Heller that the following statements are and will be true, correct, and complete:

         (a) There are no judgments outstanding or affecting any of Client's property nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best of Client's knowledge after due inquiry, threatened against or affecting Client or any of its property which could reasonably be expected to result in any material adverse effect. Client has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any material adverse effect.

         (b) All of Client's material tax returns and reports required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges upon Client and upon its properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of Client's United States income tax returns are under audit and no tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on Client's

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HELLER FINANCIAL


                  books in respect of any taxes or other governmental charges are in accordance with GAAP.

         (c) Client is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation between Client and any person or entity, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

         (d) Client has been and is currently in compliance with all applicable environmental laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable environmental laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any hazardous materials asserted or threatened against Client or relating to any real property currently or formerly owned, leased or operated by Client.

This Agreement shall terminate (a) one year from the Effective Date or any time thereafter upon either party giving the other at least sixty (60) days prior written notice of its election to terminate or (b) on the date the Factoring Agreement is terminated (the date which is the earlier to occur of (a) and (b) shall hereinafter be referred to as the "Termination Date"). All obligations owing by Client to Heller under this Agreement including, without limitation, the obligation to repay Revolving Loans and to pay interest as provided herein shall be due and payable by Client on the Termination Date. All obligations owing by Client to Heller under this Agreement may, at Heller's option, be charged to Client's account.

All obligations owing by Client to Heller hereunder are Obligations under the Factoring Agreement and shall be secured by all collateral of Client in which Heller has been granted a security interest under the Factoring Documents and any other agreement between Client and Heller (the "Collateral").

Interest shall be charged on the daily balance of all Revolving Loans and shall be calculated daily at the rate per annum (meaning 360 days) equal to the Interest Rate defined in the Factoring Agreement. Interest will be payable by Client or, at Heller's option, charged to Client's account monthly at the end of each month. After the occurrence of a default or event of default under this Agreement and after any applicable cure period, the Revolving Loans and all other obligations under this Agreement shall, at the option of Heller, bear interest at a rate per annum equal to two and one half percent (2.5%) plus the Interest Rate.

Failure by Client to repay Revolving Loans or to pay interest thereon pursuant to the terms of this Agreement or to comply with any other term or provision of this Agreement shall constitute an event of default under the Factoring Agreement and the Factoring Documents. Any event of default under the Factoring Agreement or the Factoring Documents shall constitute a default under this Agreement. After the occurrence of any default or event of default and after any applicable cure period, Heller shall have the right to terminate this Agreement, the Factoring Agreement and the Factoring Documents and to demand payment in full from Client of all of Client's liabilities, indebtedness and obligations to Heller.

If at any time or times on or after a default hereunder Heller employs counsel
(a) to advise or represent Heller with respect to the Collateral, this Agreement, or any other agreement between Heller and Client, (b) to represent Heller in any litigation, contest, dispute, suit or proceeding, including any proceeding

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HELLER FINANCIAL


under federal bankruptcy laws or any other insolvency or receivership laws, or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Heller, Client or any other person) in any way or respect relating to the Collateral, this Agreement, or any other agreement between Heller and Client,
(c) to enforce any rights of Heller against Client or any other person which may be obligated to Heller by virtue of this Agreement or any other agreement between Heller and Client, (d) to protect, collect, sell, liquidate or otherwise dispose of the Collateral, and/or (e) to attempt to or to enforce Heller's security interest in the Collateral, then Client shall pay to Heller on demand all reasonable attorneys' fees of outside counsel retained by Heller and, in addition, in the event of a fraud by Client, all allocated costs of Heller's internal counsel, together with all expenses, costs, charges and other fees in excess of $5,000 incurred by such counsel or by Heller in any way or respect arising in connection with or relating to any of the events described in this paragraph.

This Agreement cannot be changed or terminated orally; it constitutes the entire agreement between Client and Heller and shall be binding upon their respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder shall operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever shall be valid unless in writing, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions shall not be affected, but shall remain in full force and effect.

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF CALIFORNIA, CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT ITS ADDRESS APPEARING IN HELLER'S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

CLIENT AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. CLIENT AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. CLIENT AND HELLER FURTHER WARRANT AND REPRESENT THAT THEY

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HELLER FINANCIAL

KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Sincerely,                              Accepted and Agreed:

HELLER FINANCIAL, INC.                  JALATE, LTD.

By:__________________________________   By:_____________________________________

Title:_______________________________   Title:__________________________________